UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

CID HoldCo, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42711	99-2578850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5661 S Cameron St, Suite 100, Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(303)-332-4122

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAIC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $287.50 per share*	DAICW	The Nasdaq Stock Market LLC

*	Reflects giving effect to the reverse stock split as of 4:01 p.m. Eastern Time on May 29, 2026 as described in the 8-K filed by CID HoldCo, Inc. with the Securities and Exchange Commission on May 28, 2026.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On July 22, 2026, CID HoldCo, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, shares of the Company’s Series AA Convertible Non-Redeemable Preferred Stock and Series B Convertible Preferred Stock, as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2026.

On July 27, 2026, the lead Investor delivered a notice of termination (the “Termination Notice”) to the Company stating that the lead Investor had determined to terminate the Purchase Agreement due to alleged failures of conditions to closing under the Purchase Agreement, including purported breaches of the Company’s closing conditions and representations and warranties. As a result of the Termination Notice, the transactions contemplated by the Purchase Agreement, including the issuance and sale of the Series AA Preferred Stock and the Series B Preferred Stock and the related agreements described in the Company’s prior Current Report on Form 8-K, including the Registration Rights Agreement, the Voting Agreement and the Employment Agreement, will not be consummated unless the parties otherwise agree.

The Company believes that it was and remains ready, willing and able to close the transactions under the Purchase Agreement and disputes the lead Investor’s allegations and that the lead Investor properly terminated the Purchase Agreement. The Company is currently evaluating its rights and remedies under the Purchase Agreement in light of the Termination Notice, including with respect to the circumstances giving rise to the purported termination, and has not yet determined what actions, if any, it will take in response. Additionally, the Company is exploring its options for its creditors.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2026, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the status and outcome of the transactions contemplated by the Purchase Agreement, the Company’s rights and remedies under the Purchase Agreement, and the outcome of any disputes arising from the Termination Notice. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the outcome of any legal proceedings or other disputes relating to the termination of the Purchase Agreement. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1*	Securities Purchase Agreement dated as of July 22, 2026 by and between the Company and each of the purchasers identified on Annex A thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the U.S. Securities and Exchange Commission upon its request; however, the Company may request confidential treatment of omitted items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CID HoldCo, Inc.

Date: July 29, 2026	By:	/s/ Edmund Nabrotzky
Edmund Nabrotzky
Chief Executive Officer

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